UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 28, 2006
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact name of registrant as specified in its charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification No.

145 Belmont Drive, Somerset, New Jersey, 08873
Address of principal executive offices, including Zip Code

(732) 271-9090
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On February 13, 2006, Mr. Reuben Richards, President and Chief Executive Officer of EMCORE Corporation (the "Company"), tendered 139,485 shares of Company common stock, no par value, (the "Common Stock") in partial payment of the $3.00 million full recourse, interest bearing, secured, five-year promissory note made by the Company to Mr. Richards on February 22, 2001, as amended on May 23, 2003 (the "Note").  Principal plus accrued interest on the Note totaled approximately $3.83 million.  The Compensation Committee of the Company's Board of Directors (the "Compensation Committee") specifically approved the tender of shares, as permitted by the Note, at the price of $8.25 per share, which was the closing price of the Common Stock on February 13.

On February 28, 2006, the Compensation Committee resolved to forgive the remaining balance of the Note (approximately $2.68 million), effective as of March 10, 2006.  Mr. Richards’ tender of Common Stock on February 13 will be accepted as full payment and satisfaction of the Note, including principal and accrued interest.  Mr. Richards agreed to pay all income taxes incurred as a result of such loan forgiveness.  The Company estimates that Mr. Richards’s tax liability will be approximately $1.18 million, which is in addition to the approximately $1.15 million in stock tendered to the Company on February 13.

The purpose of the loan in February 2001 was to avoid the necessity of Mr. Richards selling shares of the Company’s stock during periods of market volatility given his position with the Company, and was viewed at the time to be in the best interests of the Company and its stockholders.  In considering this matter, the Compensation Committee carefully considered Mr. Richards’ past performance, including the recent appreciation in the stock price and the Company’s improved financial performance, the facts and circumstances surrounding the loan, Mr. Richards’ current compensation, Mr. Richards’ willingness to repay a portion of the Note and all resulting taxes, and the desire to retain Mr. Richards’ continued service to the Company.

Additionally, the Compensation Committee resolved to accelerate and vest the final tranche of each of the incentive stock option ("ISO") grants made in fiscal years 2004 and 2005 to Mr. Richards, which constitute a combined accelerated vesting of 111,250 shares.

The Compensation Committee met several times between February 13 and February 28 to consider and discuss this matter.  The Committee reviewed several alternatives, and considered the approach adopted (as described herein) to be in the best interests of the Company and its shareholders.  The Company expects to record a one-time, non-cash charge of approximately $2.68 million in the second fiscal quarter for the partial forgiveness of the Note, plus a non-cash charge of approximately $0.27 million in stock-based compensation charges under SFAS 123(R) relating to the accelerated ISO grants.

Explanatory Note:   This Amendment is filed solely to revise the fourth paragraph of Item 1.01 of the Current Report on Form 8-K filed by the Company on March 1, 2006.  The vesting date of the final tranche of Mr. Richards' accelerated ISO grants was February 28, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
By: /s/ Thomas G. Werthan Thomas G. Werthan Chief Financial Officer

Dated:    March 6, 2006